UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report

December 21, 2005

(Date of earliest event reported)

IVAX Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2140 North Miami Avenue Miami, Florida	33127
(Address of principal executive offices)	(Zip Code)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On December 21, 2005, IVAX Diagnostics, Inc. terminated its agreement (the “Contract”) to purchase certain property from Jeffry A. Epstein (the “Seller”). As previously announced, IVAX Diagnostics and the Seller had entered into the Contract on November 28, 2005. Under the Contract, subject to certain conditions, IVAX Diagnostics was obligated to purchase certain real and personal property and assume certain service contracts and property related rights (collectively, the “Property”) from the Seller on the closing date for the purchase price of $8,385,000, subject to certain credits and prorations. The closing date was expected to be January 19, 2006. Within five business days after the execution of the Contract, IVAX Diagnostics was required to, and did, pay an initial deposit of $100,000, which, subject to certain exceptions, would have become non-refundable on the closing date. During the inspection period permitted by the Contract, IVAX Diagnostics terminated the Contract. Subsequent to the termination of the Contract, IVAX Diagnostics has received a full refund of the $100,000 initial deposit.

In connection with its previously announced plans to expand its operations, IVAX Diagnostics intends to continue its search to relocate to a new location. Accordingly, IVAX Diagnostics is currently in discussions with several potential buyers for the sale of its property located near NW 21st Street on North Miami Avenue in Miami, Florida, which includes the buildings and real property where the corporate headquarters of IVAX Diagnostics and the operations of Diamedix Corporation, a wholly-owned subsidiary of IVAX Diagnostics, are located.

IVAX Diagnostics has made forward-looking statements, which are subject to risks and uncertainties, in this Current Report on Form 8-K. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by these forward-looking statements. These forward-looking statements are based largely on the expectations, beliefs and assumptions of IVAX Diagnostics’ management and on the information currently available to it and are subject to a number of risks and uncertainties, including, but not limited to, the risks and uncertainties associated with: IVAX Diagnostics may not successfully implement its plans to expand its operations, may not sell the current location of the operations of Diamedix Corporation and the corporate headquarters of IVAX Diagnostics, and may not acquire a new location for the operations of Diamedix Corporation and the corporate headquarters of IVAX Diagnostics; in the event IVAX Diagnostics is successful in its efforts to sell the current location of, and acquire a new location for, the operations of Diamedix Corporation and the corporate headquarters of IVAX Diagnostics, such transactions may not be within any currently anticipated timeframe or upon any currently anticipated terms; and negative effects on the real estate market or the economy generally could have a materially adverse impact on the ability of IVAX Diagnostics to enter into or consummate any such transactions. Many of these factors are beyond the control of IVAX Diagnostics.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVAX DIAGNOSTICS, INC.

By:	/s/ Duane Steele
Duane Steele,
Vice President – Business Development

Dated: December 28, 2005